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                                                                     EXHIBIT 4.2

[LOGO OF EVOLVING SYSTEMS]
EVOLVING SYSTEMS
NUMBER
SHARES
ES
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP  30049R  10   0
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR
VALUE, OF
EVOLVING SYSTEMS, Inc.
transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
[Anita T. Moseley]
Corporate Secretary
[Seal]
[J. Richard Abramson]
President and Chief Executive Officer
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER AND TRUST COMPANY
(New York, N.Y.)
Transfer Agent
AND REGISTRAR
By
Authorized Officer

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Any such request should be directed to the Corporation, attention of its Secretary, at the Corporation's principal executive offices.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with the right of survivorship and not as tenants in common
UNIF GIFT MIN ACT  ___Custodian_____
(Cust)    (Minor)
under Uniform  Gifts to Minors
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Act_________
(State)
Additional abbreviations may also be used though not in the above list.
For Value Received, ______hereby sell, assign, and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF
ASSIGNEE
shares of common stock represented by the within Certificate and do hereby irrevocably constitute and appoint_______Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature must be guaranteed. Signature(s) Guaranteed
By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKER, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad.15.